Execution Version
FIRST AMENDING AGREEMENT TO DEBENTURE
This First Amending Agreement to Debenture (this "Amendment") is entered into October 9, 2024, with effect as of September 21, 2024.

BETWEEN:

UNIVERSAL HEMP, LLC as Company
- and -
UNIVERSAL HEMP II, LLC and UNIVERSAL HEMP CANADA ULC as Guarantors
- and -
CANOPY USA, LLC (as successor assignee to 11065220 Canada Inc.) as Creditor
WHEREAS on September 23, 2020, Universal Hemp, LLC (the "Company") issued a debenture in favour of 11065220 Canada Inc. (the "Assignor") in an aggregate principal amount of up to $100,000,000 (the "Debenture");
AND WHEREAS on September 23, 2020, the Assignor advanced $50,000,000 to the Company pursuant to the Debenture;
AND WHEREAS on October 24, 2022, the Assignor and Canopy USA, LLC (the "Creditor") entered into (i) an asset transfer agreement, (ii) an assignment and assumption agreement, and (iii) a supplementary assignment and assumption agreement pursuant to which, among other things, the Assignor agreed to sell and assign, and the Creditor agreed to purchase and assume, the Debenture, all rights and obligations thereunder including, for the avoidance of doubt, all principal, accrued and unpaid interest and other amounts owing thereunder;
AND WHEREAS Universal Hemp II, LLC and Universal Hemp Canada ULC, as guarantors (collectively, the "Guarantors" and each a "Guarantor" and together with the Company, the "Loan Parties" and each a "Loan Party") have provided certain guarantees and security in favour of the Creditor in respect of the Obligations;

AND WHEREAS, the Creditor and the Company wish to amend the Debenture on the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Interpretation.
(a)Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Debenture.
(b)Sections 1.2, 1.3, 1.4, 1.5, 1.7, 1.8 and 1.9 of the Debenture are incorporated into this Amendment by reference.
2.Amendments to the Debenture.
The Debenture is hereby amended as follows:
(a)Section 1.1 of the Debenture is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
""Interest Payment Date" has the meaning ascribed to such term in Section 2.3(a);"
""PIK Interest" means interest on the Obligations that is paid in kind (and not in cash) and added to the principal balance of the Obligations in accordance with Section 2.3(b);"
(b)The definition of "Creditor" in Section 1.1 of the Debenture is hereby deleted and replaced in its entirety with the following:
""Creditor" means CANOPY USA, LLC, together with its successors and assigns;"
(c)The definition of "Obligations" in Section 1.1 of the Debenture is hereby deleted and replaced in its entirety with the following:
""Obligations" means all monies and obligations (including, for the avoidance of doubt, all PIK Interest) now or at any time and from time to time hereafter owing or payable by the Company to the Creditor, including pursuant to this Debenture;"
(d)The definition of "Security Agreements" in Section 1.1 of the Debenture is hereby deleted and replaced in its entirety with the following:
""Security Agreements" means, collectively, each general security agreement, mortgage, assignment of rents or leases, charge, assignment or security agreement or document granted by the Company and each of its Subsidiaries in favour of the Creditor, as each may be amended, supplemented, otherwise modified, restated or replaced from time to time;"
(e)Section 2.3 of the Debenture is hereby deleted in its entirety and replaced with the following:

"2.3    Interest.
(a)     Interest shall accrue on the Obligations outstanding from the Effective Date both before and after the Maturity Date, default and judgment until actual payment in full at a rate of 6.10% per annum, calculated and compounded annually and payable in cash in arrears on each anniversary of the Effective Date (each such interest payment date (other than the Maturity Date) being an "Interest Payment Date") and on the Maturity Date.
(b)     Notwithstanding anything to the contrary in Section 2.3(a), on and after September 21, 2024, on each Interest Payment Date, interest on amounts outstanding hereunder (i) shall be paid in kind by capitalization as additional principal and not in cash, and (ii) shall constitute PIK Interest hereunder; provided, however, that the Company may elect to pay all or any portion of any interest due on any Interest Payment Date in cash rather than in kind by delivering notice of such election to the Creditor not less than five (5) Business Days prior to any Interest Payment Date. If any interest is capitalized pursuant to this Section 2.3(b), then the amount of PIK Interest to be added to the principal amount of the Obligations at such time shall be calculated based on an interest rate equal to the rate described in Section 2.3(a). For the avoidance of doubt, all accrued and unpaid interest hereunder including, without limitation, all PIK Interest (as defined herein) and default interest shall be due and payable in cash on the Maturity Date.
(c)     Upon the occurrence of an Event of Default and for so long as such Event of Default shall be continuing, interest shall accrue on the principal sum outstanding at a rate per annum equal to 15% calculated and payable in cash on demand; provided, that upon any cure or waiver of such Event of Default, the rate of interest shall automatically revert to the rate of interest set forth in Section 2.3(a) above.
(d)     In the event that a court of competent jurisdiction determines that any provision of this Debenture obligates the Company to make any payment of interest, or other amount payable to the Creditor, in an amount, or calculated at a rate, which would be prohibited by Applicable Law or would result in receipt by the Creditor of interest at a rate in excess of the maximum rate permissible under Applicable Law then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted, with retroactive effect, to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in receipt by the Creditor of interest at a rate in excess of the maximum rate permissible. Any amount or rate of interest referred to in this Section 2.3 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Debenture remains outstanding, on the assumption that any charges, fees or expenses that fall within the meaning of interest shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Maturity Date, and, in the event of a dispute, a certificate of an accredited actuary appointed by the Creditor shall be conclusive for the purposes of such determination."
(f)Section 3.3(d) of the Debenture is hereby deleted in its entirety and replaced with the following:

"(d) Subsidiaries. The Company does not have any Subsidiaries other than Universal Hemp II, LLC and Universal Hemp Canada ULC."
(g)Section 6.8 of the Debenture is hereby deleted in its entirety and replaced with the following:
"6.8    Notices.
All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one Party to the other Party, or to any other Person shall be given by e-mail as the primary and required form of notice with return receipt confirmed and, as a supplemental form of notice only, in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party at:
(a)to the Creditor at:
CANOPY USA, LLC
Canopy USA, LLC
35715 US Hwy 40, Ste D102
Evergreen, CO
80439
Attention:    Legal
Email:    [****]

with a copy to:
Cassels Brock & Blackwell LLP
40 King Street West, Suite 2100
Toronto, Ontario
M5H 3C2
Attention:    Jonathan Sherman
Email:    [****]
(b)to the Company at:

UNIVERSAL HEMP, LLC
366 Madison Avenue, 11th Floor
New York, NY 10017
Attention:     Corey Sheahan, Executive Vice President and General Counsel
Email:     [****]

with copies (which shall not constitute notice) to:

DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
Toronto, Ontario M5X 1E2
Attention:    Robert Fonn
Email:    [****]

and
Attention:     Russel W. Drew
Email:     [****]

and
Cozen O'Connor
One Liberty Place, 1650 Market Street, Suite 2800
Philadelphia, Pennsylvania 19103
Attention:    Joseph C. Bedwick
Email:    [****]

or at such other address as may be given by such Party to the other Party hereto in writing from time to time. All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, seventy-two (72) hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received seventy-two (72) hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted, all Notices shall be given by personal delivery, by facsimile transmission or by e-mail."
3.Limited Effect. Except as expressly provided herein, all of the terms and provisions of the Debenture and the other Transaction Documents are and shall remain in full force and effect and are hereby ratified and confirmed by each Loan Party. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Debenture or the other Transaction Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Loan Parties or their respective Subsidiaries that would require the waiver or consent of the Creditor.
4.Conditions Precedent. This Amendment shall become effective upon the date (the "Amendment Effective Date") on which the Creditor shall have received:
(a)This Amendment, duly executed and delivered by the parties hereto.
(b)Satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Amendment have been taken to the Creditor's and its counsel's reasonable satisfaction, and the Creditor and such counsel shall have received all such counterpart originals or certified copies of such documents as the Creditor may request.
(c)Such other information and documents as may reasonably be required by the Creditor and its counsel in connection with this Amendment.
5.Representations and Warranties. The Loan Parties hereby represent and warrant to the Creditor (before and after giving effect to this Amendment) that:
(a)Each Loan Party has the corporate power and authority, and the legal right, to execute, deliver and perform this Amendment.
(b)Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.
(c)No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment, the extensions of credit under the Debenture as amended by this Amendment (the "Amended Debenture") or the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of the Amended Debenture, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.
(d)This Amendment has been duly executed and delivered on behalf of each Loan Party that is a party hereto. This Amendment and the Amended Debenture constitute the legal, valid and binding obligations of each Loan Party party thereto and are enforceable against such Loan Parties in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(e)Each of the representations and warranties made by the Company, the other Loan Parties and their respective Subsidiaries herein or in or pursuant to the other Transaction Documents is true and correct on and as of the Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).
(f)No default or Event of Default has occurred and is continuing, or will result from this Amendment or any extension of credit under the Amended Debenture.
(g)Each Loan Party has performed all agreements and satisfied all conditions which this Amendment and the other Transaction Documents provide shall be performed or satisfied by the Loan Parties on or before the Amendment Effective Date.
6.Confirmation of Security and Guarantees. As of the Amendment Effective Date, the Loan Parties, as debtors, grantors, pledgors, mortgagors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Transaction Documents to which they are a party, hereby (a) acknowledge, confirm, reaffirm, ratify and/or agree that (i) all of the terms and conditions of the

Transaction Documents executed prior to the Amendment Effective Date and any other Transaction Document being executed and delivered as of the Amendment Effective Date shall be and remain in full force and effect, as so amended and restated, as applicable, and shall constitute the legal, valid, binding and enforceable obligation of such Persons party thereto, (ii) this Amendment shall not release or impair the rights, duties, obligations or liens created pursuant to the Debenture, the other Transaction Documents executed prior to the Amendment Effective Date or any other Transaction Document, in each case, to the extent in force and effect thereunder as of the Amendment Effective Date and except as modified hereby or by documents, instruments and agreements executed in connection herewith, and (iii) after giving effect to this Amendment, no right of offset, defense, counterclaim, recoupment, claim, cause of action or objection in favour of such Person against the Creditor exists as of the date hereof arising out of or with respect to any Transaction Document to which such Person is a party, and (b) ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Transaction Documents to which they are a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Transaction Documents to which they are a party, respectively, as security for the Obligations (as defined pursuant to the Amended Debenture), and as of the Amendment Effective Date, each such Person hereby confirms and agrees that such liens and security interests hereafter secure all of the Obligations (as defined pursuant to the Amended Debenture), including, without limitation, all additional Obligations ((as defined pursuant to the Amended Debenture) (including, for the avoidance of doubt, any PIK Interest (as defined pursuant to the Amended Debenture))) hereafter arising or incurred pursuant to or in connection with the Debenture, the Amended Debenture or any other Transaction Document. As of the Amendment Effective Date, the Loan Parties further agree and reaffirm that the Transaction Documents to which they are parties now apply to all Obligations as defined pursuant to the Amended Debenture (including, without limitation, all additional Obligations (including, for the avoidance of doubt, any PIK Interest (as defined pursuant to the Amended Debenture)) hereafter arising or incurred pursuant to or in connection with the Debenture, the Amended Debenture or any other Transaction Document). As of the Amendment Effective Date, the Loan Parties (x) further acknowledge receipt of a copy of this Amendment, (y) consent to the terms and conditions of same, and (z) agree and acknowledge that each of the Transaction Documents (including, without limitation, this Amendment and the Amended Debenture) to which they are a party remain in full force and effect and is hereby ratified and confirmed in all respects.
7.Successors and Assigns. This Amendment is binding upon and shall enure to the benefit of the Company, the Creditor, and the other Loan Parties, and each of their respective permitted successors and permitted assigns.
8.Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. For the purpose of legal proceedings, this Amendment shall be deemed to have been made in the said Province and to be performed therein and the courts of that Province shall have jurisdiction over all disputes which may arise under this Amendment. The Parties hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of such courts.
9.References to Debenture. Upon satisfaction of the conditions in Section 4, the Debenture shall be deemed to have been amended as of the Amendment Effective Date. The terms "hereof", "herein", "this Debenture" and similar terms used in the Debenture, shall mean and refer to, from and after the Amendment Effective Date, the Amended Debenture.

10.Debenture Transaction Document. The parties hereto acknowledge, confirm and agree that this Amendment is a Debenture Transaction Document.
11.Counterparts and Facsimile. This Amendment and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

UNIVERSAL HEMP, LLC

Per:    /s/ Dennis Curran
Name: Dennis Curran
Title: President and Chief Executive Officer
I/we have authority to bind the Company.

UNIVERSAL HEMP II, LLC

Per:    /s/ Dennis Curran
Name: Dennis Curran
Title: President and Chief Executive Officer

I/we have authority to bind the Company.

UNIVERSAL HEMP CANADA ULC

Per:    /s/ Dennis Curran
Name: Dennis Curran
Title: President and Chief Executive Officer

I/we have authority to bind the Corporation.

CANOPY USA, LLC

Per:    /s/ David Klein
Name: David Klein
Title: Director

I/we have authority to bind the Company.